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                        GLOBAL RESOURCE INVESTMENTS LTD.
                               7770 EL CAMINO REAL
                              CARLSBAD, CALIFORNIA
                                      92009

February 1, 2002

Vista Gold Corp.
Suite 5
7961 Shaffer Parkway
Littleton, Colorado
80127

ATTENTION:        RONALD J. MCGREGOR

Dear Sirs:

We understand that VISTA GOLD CORP. (the "Company") proposes to undertake the following offerings:

a) the issuance of 20,000,000 units (the "Units") at a price of $0.0513 per Unit (the "Unit Offering") for gross proceeds of $1,026,000. Each Unit will consist of one common share of the Company (the "Shares") and one common share purchase warrant (the "Warrants"). Each Warrant will entitle the holder to purchase one common share of the Company (the "Warrant Shares") at a price of $0.075 per Warrant Share on or before 4:30 p.m. on the first business day that is five (5) years from the Unit Closing Date (as hereinafter defined); and

b) the issuance of $2,774,000 principal amount of convertible debentures (the "Debentures") at $1,000 per Debenture (the "Debenture Offering"). Each Debenture will be convertible into units of the Company (the "Debenture Units") at a price of $0.0513 per Debenture Unit. The Debenture Units will have the same terms as the Units being offered pursuant to the Unit Offering. The Debentures will bear interest at 1% per annum from the Debenture Closing Date (as hereinafter defined) and will mature 18 months from the Debenture Closing Date.

Subject to the terms and conditions set forth below, the Company appoints Global Resource Investments Ltd. (the "Agent") to act as the Company's sole and exclusive agent to solicit offers to purchase Units and Debentures.

ALL REFERENCES TO DOLLARS OR $ HEREIN ARE TO LAWFUL CURRENCY OF THE UNITED STATES OF AMERICA, UNLESS OTHERWISE INDICATED.

In this Agreement "business day" means any day except Saturday, Sunday or a statutory holiday in Canada or the United States of America. In this Agreement, the terms "material change", "material fact", "misrepresentation" and "distribution" have the meanings ascribed thereto in the applicable securities legislation of the Reporting Provinces.

1.           UNIT OFFERING


1.1 The Agent will act as agent of the Company and use its best efforts to arrange for purchasers ("Purchasers") for the Units in the Provinces of British Columbia, Alberta and Ontario, in the United States, or in such other jurisdictions as may be agreed upon by the Agent and the Company.

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                                     - 2 -


1.2 The sale of the Units to Purchasers where such sale would constitute a distribution in British Columbia will be effected in a manner so as to be exempt from the prospectus requirements of the SECURITIES ACT (British Columbia) (the "B.C. Act") pursuant to the provisions of section 74(2)(4) of the B.C. Act. The sale of Units to purchasers where such sale would constitute a distribution in Alberta will be effected in such a manner so as to be exempt from the prospectus requirements of the SECURITIES ACT (Alberta) (the "Alberta Act") pursuant to the provisions of section 131(1)(d) of the Alberta Act. The sale of Units to purchasers where such sale would constitute a distribution in Ontario will be effected in such a manner so as to be exempt from the prospectus requirements of the SECURITIES ACT (Ontario) (the "Ontario Act") pursuant to the provisions of Rule 45-501 promulgated under the Ontario Act. The sale of Units to purchasers where such sale would constitute an offer of securities in the United States will be effected in such a manner as to be exempt from the registration requirements of the United States SECURITIES ACT
OF 1933 (the "1933 Act") pursuant to the provisions of Rule 506 of Regulation D (as hereinafter defined) under the 1933 Act.

1.3 In consideration of the services performed by the Agent under this Agreement, which services shall include:

     (a) acting as the Company's agent to solicit offers to purchase the Units;

     (b) advising the Company with respect to the private placement of the Units; and

     (c) co-ordinating and review of the private placement documentation and assisting in the preparation of the form of subscription agreement (the "Subscription Agreement") to be entered into between the Company and each of the Purchasers;

the Company agrees to pay to the Agent at the time of Closing (as hereinafter defined) a commission (the "Agent's Commission") equal to 8% of the gross proceeds received under the Unit Offering, payable in units of the Company (the "Agent's Units"). The Agent's Units shall have the same terms as the Units being offered pursuant to the Unit Offering.

1.4 The Company agrees that the Agent will be permitted to appoint registered dealers (or other dealers duly qualified in their respective jurisdictions) as its agents to assist in the Unit Offering and that the Agent may determine the remuneration payable by the Agent to such other dealers appointed by it.

1.5 The Warrants will be governed by the terms and conditions set out in the certificates representing the Warrants (the "Warrant Certificates") which will be in a form acceptable to the Agent acting reasonably and will contain, among other things, anti-dilution provisions and provision for the appropriate adjustment in the class, number and price of the Warrant Shares upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the common shares of the Company, payments of stock dividends, or the amalgamation or other reorganization of the Company. The Warrant Certificates will provide that the Warrants may not be exercised until the Shareholder Approval (as hereinafter defined) is obtained.


2.           CONVERTIBLE DEBENTURE OFFERING

2.1 The Agent agrees to act as agent of the Company and use its best efforts to arrange for Purchasers for the Debentures in the Provinces of British Columbia, Alberta and Ontario, in the United States, and in such other jurisdictions as may be agreed upon by the Agent and the Company.

2.2 The sale of the Debentures to Purchasers where such sale would constitute a distribution in British Columbia will be effected in a manner so as to be exempt from the prospectus requirements of the B.C. Act, pursuant to the provisions of section 74(2)(4) of the B.C. Act. The sale of Debentures to purchasers where such sale would constitute a distribution in Alberta will be effected in such a manner so as to be exempt from the prospectus requirements of the Alberta Act pursuant to the provisions of section 131(1)(d) of

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                                     - 3 -


the Alberta Act. The sale of Debentures to Purchasers where such sale would constitute a distribution in Ontario will be effected in such a manner so as to be exempt from the prospectus requirements of the Ontario Act pursuant to the provisions of Rule 45-501 promulgated under the Ontario Act. The sale of Debentures to purchasers where such sale would constitute an offer of securities in the United States will be effected in such a manner as to be exempt from the registration requirements of the 1933 Act pursuant to the provisions of Rule 506 of Regulation D (as hereinafter defined) under the 1933 Act.


2.3 In consideration of the services performed by the Agent under this Agreement, which services shall include:

     (a) acting as the Company's agent to solicit offers to purchase the Debentures;

     (b) advising the Company with respect to the private placement of the Debentures; and

     (c) co-ordinating and review of the private placement documentation and assisting in the preparation of the form of subscription agreement (the "Debenture Subscription Agreement") to be entered into between the Company and each of the Purchasers;

the Company agrees to pay to the Agent at the time of Closing (as hereinafter defined) a commission (the "Agent's Debenture Commission") equal to 8% of the gross proceeds received under the Debenture Offering, payable in Agent's Units.

2.4 The Company agrees that the Agent will be permitted to appoint registered dealers (or other dealers duly qualified in their respective jurisdictions) as its agents to assist in the Debenture Offering and that the Agent may determine the remuneration payable by the Agent to such other dealers appointed by it.

2.5 The Debentures will be governed by the terms and conditions set out in the certificates representing the Debentures, which will be in a form acceptable to the Agent acting reasonably and will provide, among other things, that:

     (a) conversion of the Debentures is subject to the Company having obtained the approval of its shareholders to the issuance of the Warrants and the Debentures, the issuance of the common shares of the Company (the "Debenture Shares") and Warrants (the "Debenture Warrants") on conversion of the Debentures, and the issuance of the Warrant Shares issuable on the exercise of the Warrants and the Debenture Warrants as required by The Toronto Stock Exchange and any other applicable regulatory authorities (the "Shareholder Approval");


     (b) if the Shareholder Approval is not obtained at the next Annual Meeting of shareholders of the Company to be held in April 2002, the Debentures and all accrued interest shall immediately become due and payable;


     (c) if the Company has not filed and had accepted a Registration Statement with the United States Securities and Exchange Commission (the "SEC") pursuant to the 1933 Act relating to the Shares, Warrants, Debentures, Debenture Shares, Debenture Warrants, and all Warrant Shares (collectively, the "Securities"), so that the Securities are not subject to any hold period in the United States, within 6 months of the Closing Date, the Debentures and all accrued interest shall, at the option of the holder, immediately become due and payable; and

     (d) anti-dilution provisions and provision for the appropriate adjustment in the class, number and price of the Shares and Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the common shares of the Company, payments of stock dividends or the amalgamation or other reorganization of the Company.

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                                     - 4 -


2.6 On closing of the Debenture Offering, the gross proceeds shall be placed into escrow with an escrow agent mutually acceptable to the Company and the Agent acting reasonably and shall be held in escrow until a meeting of the shareholders of the Company is held to obtain the Shareholder Approval. The escrow agreement will provide that:

     (a) if the Shareholder Approval is obtained at the meeting, the escrowed funds shall be released to the Company; and

     (b) if the Shareholder Approval is not obtained at the meeting, the Debentures and all accrued interest will immediately become due and payable and the escrow funds will be returned to the Purchasers of the Debentures.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 The Company represents and warrants to the Agent and acknowledges that the Agent is relying upon such representations and warranties, as follows:

     (a) the Company and its subsidiaries (the "Subsidiaries"), have been duly incorporated, amalgamated or continued and organized and are validly existing under the laws of the jurisdiction of their incorporation, amalgamation or continuance and are duly qualified to carry on their respective businesses and are in good standing in respect of the filing of their annual reports under the laws of the jurisdiction of their incorporation, amalgamation or continuance, and have all requisite corporate power and authority to carry on their respective businesses as now conducted and as currently proposed to be conducted and to own, lease and operate their property and assets;

     (b) the Company is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia, Alberta and Ontario (the "Reporting Provinces"), and is a reporting company under the United States Securities and Exchange Act of 1934 (the "1934 Act") and no material change relating to the Company has occurred with respect to which the requisite material change report has not been filed under any applicable securities laws in the Reporting Provinces and no such disclosure has been made on a confidential basis;

     (c) the Company has full corporate power and authority to undertake the Unit Offering and the Debenture Offering, to issue the Securities, and at each respective Time of Closing (as hereinafter defined), the Shares, the Warrants and the Debentures will be duly and validly created, authorized and issued, the Debenture Shares and the Debenture Warrants will be duly and validly created and authorized for issuance upon conversion of the Debentures, and all Shares issuable upon exercise of any Warrants or Debenture Warrants will be duly and validly authorized, allotted and reserved for issuance upon exercise of the Warrants or Debenture Warrants and will, upon exercise of the Warrants or the Debenture Warrants, be issued as fully paid and non-assessable shares;

     (d) the authorized capital of the Company consists of an unlimited number of common shares without par value and an unlimited number of preferred shares, of which 90,715,040 common shares and no preferred shares are issued and outstanding as at the date hereof;

     (e) the Company has full corporate power and authority to enter into this Agreement and the Subscription Agreements, and to perform its obligations set out herein and therein, and each of this Agreement and the Subscription Agreements has been, or will be upon execution and delivery thereof, duly authorized, executed and delivered by the Company and constitutes, or will constitute when executed and delivered, a legal, valid and binding obligation of the Company enforceable in accordance with their respective terms;

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                                     - 5 -


     (f) neither the Company nor its Subsidiaries is in default or breach of, and the execution and delivery of each of this Agreement and the Subscription Agreements, and the performance of the transactions contemplated thereby will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents, resolutions or by-laws of the Company or any indenture, contract, agreement (written or oral), instrument, lease or other document to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is or will be contractually bound as of the Time of Closing;


     (g) the Company and its Subsidiaries are the beneficial owners of or have the right to acquire the interests in the properties, business and assets referred to in the prospectuses, annual information forms, offering memoranda, material change reports and press releases filed with The Toronto Stock Exchange (the "Exchange"), the British Columbia Securities Commission the Alberta Securities Commission and the Ontario Securities Commission, and the SEC on or during the twelve (12) months preceding the date hereof (such documents collectively, the "Public Record") and any and all agreements pursuant to which the Company or its Subsidiaries holds or will hold any such interest in property, business or assets are in good standing in all material respects according to their terms, and the properties are in good standing in all material respects under the applicable statues and regulations of the jurisdictions in which they are situated;

     (h) the Public Record is in all material respects accurate and omit no facts, the omission of which makes the Public Record or any particulars therein, misleading or incorrect;

     (i) except as disclosed in the Public Record and as contemplated by this Agreement, neither the Company or its Subsidiaries is a party to, and neither the Company nor its Subsidiaries has granted, any agreement, warrant, option, right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any of their securities ;

     (j) except as disclosed in the Public Record, no actions, suits, inquiries or proceedings are pending or, to the knowledge of the Company, are contemplated or threatened to which the Company or its Subsidiaries is a party or to which the property of the Company or its Subsidiaries is subject that would result individually or in the aggregate in any material adverse change in the operations, business or condition (financial or otherwise) of the Company or its Subsidiaries;

     (k) the audited annual financial statements of the Company as at and for the year ended December 31, 2000 and the unaudited financial statements of the Company as at and for the 9 month period ended September 30, 2001 (collectively, the "Financial Statements") present fairly, in all material respects, the financial position of the Company and its Subsidiaries on a consolidated basis as at the dates set out therein and the results of their operations and the changes in their financial position for the periods then ended, in accordance with Canadian generally accepted accounting principles;

     (l)     except as disclosed in the Public Record, there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company or its Subsidiaries, as set forth in the Financial Statements, and there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of the operations of the Company or its Subsidiaries, since September 30, 2001 and since that date there have been no material facts, transactions, events or occurrences which could materially adversely affect the business of the Company or its Subsidiaries;


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                                     - 6 -


     (m) other than the Agent and its agents, there is no person, firm or corporation acting or purporting to act at the request of the Company, who is entitled to any brokerage or finder's fee in connection with the transactions contemplated herein;;

     (n) the Company and its Subsidiaries have conducted and are conducting their businesses in compliance with all applicable laws, by-laws, rules and regulations of each jurisdiction in which their businesses are carried on and holds all licences, registrations, permits, consents or qualifications (whether governmental, regulatory or otherwise) required in order to enable their businesses to be carried on as now conducted or as proposed to be conducted, and all such licences, registrations, permits, consents and qualifications are valid and subsisting and in good standing and neither the Company nor its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, registration, permit, consent or qualification which, if the subject of an unfavourable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, condition (financial or otherwise) or income of the Company or its Subsidiaries;

     (o) no order ceasing or suspending trading in securities of the Company or prohibiting the sale of securities by the Company has been issued and to the knowledge of the Company, no proceedings for this purpose have been instituted, are pending, contemplated or threatened;

     (p) the Company has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its common shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its common shares or securities or agreed to do any of the foregoing;

     (q) there is not, in the constating documents or by-laws of the Company or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Company is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Company or the payment of dividends by the Company to the holders of its common shares;

     (r) the issued and outstanding common shares of the Company are listed and posted for trading on the Exchange and on the American Stock Exchange ("AMEX");

     (s) Computershare Trust Company of Canada has been duly appointed as the transfer agent and registrar for all of the outstanding common shares of the Company;

     (t) the Company has taken or will take all steps as may be necessary for it to comply with the requirements of the applicable securities laws of the Reporting Provinces and the United States of America, and such other jurisdictions in which the Units and Debentures are sold, and the Company is entitled to avail itself of the applicable prospectus and registration exemptions available under the applicable securities laws of the Reporting Provinces and the United States in respect of the distribution of Units to the Agent;

     (u) the Subscription Agreements to be entered into between the Company and the Purchasers and any other written or oral representations made by the Company to a Purchaser or potential Purchaser in connection with the Unit Offering and the Debenture Offering will be accurate in all material respects and will omit no fact, the omission of which will make such representation misleading;

     (v) all filings made by the Company under which it has received or is entitled to government loans or incentives, have been made in accordance, in all material respects, with applicable legislation and contain no misrepresentations of a material fact or omit to state any material


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                                         - 7 -


             fact which could cause any amount previously paid to the Company or previously accrued on the accounts thereof to be recovered or disallowed;

     (w) the minute books of the Company and its Subsidiaries are true and correct and contain the minutes of all meetings and all resolutions of the directors and shareholders thereof;

     (x) the Company has taken or will take all reasonable steps necessary to obtain the consent of the Exchange and AMEX and has complied or will comply with, all other regulatory requirements applicable to it with respect to the offering and sale of the Units and the Debentures on a "private placement" basis as contemplated by the Unit Offering and the Debenture Offering;

     (y) the shares of the Subsidiaries held directly or indirectly by the Company are all owned free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims and demands whatsoever;

     (z) the auditors of the Company who audited the consolidated financial statements of the Company most recently delivered to the security holders of the Company and delivered their report with respect thereto, are independent public accountants;

     (aa) the Company and each of the Subsidiaries has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or the Subsidiaries; and to the knowledge of the Company, there are no audits pending of the tax returns of the Company or the Subsidiaries (whether federal, provincial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any government agency of any deficiency that would have a material adverse effect on the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Subsidiaries;

     (bb) neither Canada Customs and Revenue Agency, the Internal Revenue Service of the United States or any other taxation authority has asserted or, to the Company's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or the Subsidiaries filed for any year which would have a material adverse effect on the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Subsidiaries;

     (cc) each of the material contracts referred to in the Public Record to which the Company or its Subsidiaries is a party has been duly authorized, executed and delivered by the parties thereto and is a legal, valid and binding obligation of the parties thereto enforceable in accordance with their respective terms;

     (dd) the Company is a "Qualifying Issuer", as defined in Multilateral Instrument 45-102 and will be a Qualifying Issuer on each of the Unit Closing Date and the Debenture Closing Date; and

     (ee) the Company has filed all documents that it is required to file under the continuous disclosure provisions of applicable securities laws in Canada and the United States, including annual and interim financial information and annual reports, press releases disclosing material changes and material change reports and all series 10 reporting and filing requirements with the SEC.


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                                     - 8 -


4.           REPRESENTATIONS AND WARRANTIES OF THE AGENT

4.1 The Agent represents and warrants to the Company and acknowledges that the Company will be relying upon such representations and warranties in entering into this Agreement, that:

     (a) it holds all licenses and permits that are required for carrying on its business in the manner in which such business has been carried on;

     (b) it has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein; and

     (c) it is appropriately registered or exempt from registration under the applicable securities laws of the Reporting Provinces and the United States so as to permit it to lawfully fulfil its obligations hereunder.

4.2 The representations and warranties of the Agent contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing.

5.           COVENANTS OF THE COMPANY

5.1          The Company hereby covenants to and with the Agent that it will:

     (a) not take any actions to prevent the Shares to be issued at the Unit Closing from being voted in respect of the Shareholder Approval unless an applicable regulatory authority explicitly states that such shares cannot be voted in respect of such resolution;

     (b) use its best efforts to obtain the Shareholder Approval at its next Annual Meeting of shareholders to be held in April 2002;

     (c) use its best efforts to prepare, file and have accepted a Registration Statement with the SEC as soon as possible after the Closing Date so that the Securities will not be subject to any restricted period in the United States, after acceptance of the Registration Statement;

     (d) cause the principal amount of the Debentures to be held in escrow, as set out in section 2.6;

     (e) allow the Agent and its counsel to conduct all due diligence in connection with the Unit Offering and the Debenture Offering (together, the "Offerings") which the Agent may reasonably require;

     (f) use its best efforts to obtain any necessary regulatory consents to the Offerings on such terms as are mutually acceptable to the Agent and the Company, acting reasonably;

     (g) duly, punctually and faithfully fulfil all legal requirements applicable to it to permit the creation, issuance, offering and sale of the Shares, Warrants, Debentures, Debenture Shares, Debenture Warrants and all Shares to be issued on exercise of any Warrants or Debenture Warrants (collectively, the "Securities") including, without limitation, compliance with all applicable securities legislation to enable the Securities to be distributed in accordance with this Agreement;

     (h) ensure that the offer, sale and distribution of the Securities will fully comply with the requirements of applicable securities legislation;


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                                     - 9 -


     (i) use commercially reasonable efforts to maintain the listing of its common shares on the Exchange and the AMEX until the expiry date of the Warrants and the Debenture Warrants and for a period of twelve (12) months thereafter;

     (j) maintain its status as reporting issuer under the securities legislation in the Reporting Provinces and as a registrant with the SEC from the date hereof until the expiry date of the Warrants and the Debenture Warrants and for a period of twelve (12) months thereafter;

     (k) duly and punctually perform all the obligations to be performed by it under this Agreement and the Subscription Agreements;

     (l) during the period commencing on the date hereof and ending on the conclusion of the distribution of the Units and the Debentures, will give the Agent prompt written notice of any material change (actual, proposed, anticipated, or threatened) in or affecting the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Company, provided that if the Company is uncertain as to whether a material change, change, occurrence or event of the nature referred to in this subparagraph has occurred, the Company shall promptly inform the Agent of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Agent as to whether the occurrence is of such nature.

     (m) during the period commencing with the date hereof and ending on the conclusion of the distribution of the Units and the Debentures promptly inform the Agent of:

             (i) any request of any securities commission, stock exchange, or similar regulatory authority for any information relating to the Company or its directors, officers or insiders;

             (ii) the issuance by a securities commission, stock exchange or similar regulatory authority or by any other competent authority of any order to cease or suspend trading of any securities of the Company or of the institution or threat or institution of any proceedings for that purpose; and

             (iii) the receipt by the Company of any communication from any securities commission, stock exchange, or similar regulatory authority relating to the Offering Memorandum, any other part of the Public Record or the distribution of the Units;

     (n) enter into Subscription Agreements with each Purchaser substantially in the form mutually acceptable to the Company and its counsel and the Agent and its counsel;

     (o) unless it would be unlawful to do so, accept each duly executed Subscription Agreement within one (1) business day of the Agreement being submitted to it by the Agent; and

     (p) take all steps necessary to obtain the consent of the Exchange and the AMEX and to comply with all other regulatory requirements applicable to the offering and sale of the Units and the Debentures on a "private placement" basis as contemplated by the Offerings prior to the Closing Date.

6.           COVENANTS OF THE AGENT

6.1          The Agent covenants with the Company that:

     (a) unless otherwise agreed by the Company, it will not offer or sell Units or Debentures in any jurisdictions other than in the Reporting Provinces and the United States;

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                                     - 10 -


     (b) it will comply with all applicable securities and other laws in connection with the Offerings;

     (c) it has not and will not conduct any "general solicitation" or "general advertising" (as these terms are defined in applicable Canadian securities legislation and in Rule 502(c) of Regulation D to the 1933 Act) in connection with the offer and sale of the Units and Debentures, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television other than a tombstone advertisement announcing the completion of the Offerings; and

     (d) it will obtain from each Subscriber a duly completed and executed Subscription Agreement.

7.           CONDITIONS OF CLOSING

7.1 In the event that the purchase and sale of the Units has not completed on or before February 1, 2002, the Company shall have the right to terminate this Agreement in respect of the Unit Offering by giving notice in writing to the Agent.

7.2 The purchase and sale of the Units and the Closing of the Unit Offering shall be subject to the following conditions:

     (a) the Company having obtained all requisite regulatory and shareholder approvals required to be obtained by the Company in respect of the Unit Offering on terms mutually acceptable to the Company and the Agent acting reasonably;

     (b) the Company having complied fully with all relevant statutory and regulatory requirements required to be complied with by it prior to the Time of Closing in connection with the Unit Offering; and

     (c) the Company having taken all necessary corporate action to authorize and approve this Agreement and the Subscription Agreements, the issuance of the Shares, Warrants and Agent's Units and all other matters relating thereto.

7.3 In the event that the purchase and sale of the Debentures has not completed on or before March 20, 2002, the Company shall have the right to terminate this Agreement in respect of the Debenture Offering by giving notice in writing to the Agent.

7.4 The purchase and sale of the Debentures and the Closing of the Debenture Offering shall be subject to the following conditions:

     (a) the Company having obtained all requisite regulatory and shareholder approvals required to be obtained by the Company in respect of the Debenture Offering on terms mutually acceptable to the Company and the Agent acting reasonably;

     (b) the Company having complied fully with all relevant statutory and regulatory requirements required to be complied with by it prior to the Time of Closing in connection with the Debenture Offering;

     (c) the Company having taken all necessary corporate action to authorize and approve this Agreement and the Subscription Agreements, the issuance of the Debenture Shares, the Debenture Warrants and the Agent's Units and all other matters relating thereto; and

     (d) the Agent having received at Closing a favourable legal opinion of counsel to the Company (or such other law firm or firms reasonably acceptable to the Agent), addressed to the Agent, the Agent's counsel and each of the Purchasers of Debentures, acceptable in all reasonable respects to counsel to the Agent to the following effect:

             (i) the Company and its Subsidiaries are corporations validly existing and in good standing under the laws of their respective jurisdictions of incorporation, amalgamation or continuance and are qualified to carry on business and own their assets under the laws of each jurisdiction in which they carry on business and owns assets;

             (ii) the Company and the Subsidiaries have all requisite corporate capacity, power and authority to carry on their respective businesses as now conducted by them and own their assets and the Company has all requisite corporate capacity, power and authority to execute and deliver this Agreement and the Subscription Agreements and perform all transactions contemplated hereby and thereby;

             (iii) the authorized and issued capital of the Company consists of an unlimited number of common shares without par value and an unlimited number of preferred shares, and as to the number of common shares which are validly issued and outstanding as fully paid and non-assessable;

             (iv) each of this Agreement and the Subscription Agreements to be entered into by the Company has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms; and the certificates representing the Debentures, the Debenture Warrants and the Warrants to be issued to the Agent as part of the Agent's Units (the "Agent's Warrants") have been duly authorized and will, when executed and delivered by the Company, constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms;

             (v) all necessary corporate action has been taken by the Company to authorize the creation and issuance of the Debentures, the Debenture Warrants and the Agent's Warrants subject to the terms of the respective certificates;

             (vi) the Shares issued to the Agent as part of the Agent's Units (the "Agent's Shares") have been duly and validly issued and are outstanding as fully paid and non-assessable;

             (vii) the Debenture Shares and the Warrant Shares to be issued upon the conversion of the Debentures and upon exercise of the Warrants have been allotted for issuance to the holders, from time to time, of the Debentures and the Warrants and Debenture Warrants, and the Debenture Shares and the Warrant Shares will, when issued upon the exercise and in accordance with the terms of the respective certificates, be validly issued to the holders thereof as fully paid and non-assessable;

             (viii) the issue and sale of the Debentures and the issuance of Units to the Agent have been effected in such a manner as to be exempt, either by statute or regulation or order, from the prospectus and registration requirements of the securities legislation of the Reporting Provinces and of the United States and the applicable state laws, subject to the filing of all necessary reports, certificates or undertakings required to be filed under applicable securities legislation;

             (ix) the issuance of the Debenture Shares and Debenture Warrants on conversion of the Debentures and the issuances of the Warrant Shares on exercise of the Debenture

                     Warrants and the Agent's Warrants will be exempt from the registration and prospectus requirements of the applicable securities laws of the Reporting Provinces and the Unites States;

             (x) the Securities shall be generally subject to a statutory hold period in the Reporting Jurisdictions of no more than a specified period from the Closing Date, subject to certain statutory qualifications including qualification with respect to the sale of the Securities by a control person;

             (xi) the execution and delivery of this Agreement and the Subscription Agreements, and the performance of the transactions contemplated thereby do not and will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents or by-laws of the Company or to counsels' knowledge any law, order or regulation applicable to the Company;

             (xii) the form of certificate representing the Shares, the Warrants and the Debentures have been approved and adopted by the directors of the Company and conform with all applicable corporate legislation and requirements;

             (xiii) the Company is a "reporting issuer" within the meaning of applicable securities laws in the Reporting Provinces and is not included on the list of defaulting reporting issuers maintained by the British Columbia Securities Commission, the Alberta Securities Commission or the Ontario Securities Commission, and has filed all forms 10-K as required by the 1934 Act;

             (xiv) to counsel's knowledge, except for the matters disclosed in the Public Record, there is no pending or threatened action or proceeding against the Company or its Subsidiaries before any court, governmental agency or arbitrator;

             (xv) according to the minute books of the Subsidiaries, the Company owns 100% of the issued and outstanding shares of the Subsidiaries and, to the best of counsels knowledge, the shares of the Subsidiaries held directly or indirectly by the Company are all owned free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims and demands whatsoever; and

             (xvi) any additional matters requested by counsel to the Agent, acting reasonably.

             In giving the opinions contemplated above, counsel to the Company shall be entitled to rely, where appropriate, upon such opinions of local counsel and shall be entitled, as to matters of fact, to rely upon the representations and warranties of Purchasers contained in the executed Subscription Agreements, certificates of fact of the Company signed by officers in a position to have knowledge of such facts and their accuracy and certificates of such public officials and other persons as are necessary or desirable; and

     (e) the Agent and each of the Purchasers of Debentures having received a certificate of the Company dated the Closing Date signed by the President and the Chief Financial Officer of the Company or by such other officers acceptable to the Agent certifying as to certain matters reasonably requested by the Agent including certification that:

             (i) the Company has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied up to the Time of Closing;

             (ii) all of the representations and warranties contained in this Agreement are true and correct as of the Closing Date with the same force and effect as if made at and as of the Closing Date, after giving effect to the transactions contemplated hereby;

             (iii) since the date hereof, there has been no material adverse change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company, other than as disclosed in the Public Record;

             (iv) no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company (including the Securities) has been issued and no proceedings for such purposes are pending, or, to the knowledge of such officers, contemplated or threatened;

             (v) the Company is a "reporting issuer" not in default under the securities laws of the Reporting Provinces and no material change relating to the Company has occurred with respect to which the requisite material change statement has not been filed unless the Offerings contemplated hereby constitute a material change and no disclosure of any material change has been made on a confidential basis;

             (vi) the Public Record does not contain a "misrepresentation" as defined in the applicable securities legislation of the Reporting Jurisdictions as at the date of such filing;

             (vii) the execution and delivery of this Agreement and the
                   Subscription Agreements, and the performance of the transactions contemplated thereby do not and will not result in a breach of, and do not create a state of facts which, after notice, or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents or by-laws of the Company or any trust indenture, agreement, or instrument to which the Company is contractually bound on the Closing Date; and

             (viii)any additional matters requested by counsel to the Agent, acting reasonably.

8.           RIGHT OF FIRST REFUSAL

8.1 The Company shall notify the Agent of the terms of any further equity financings that it requires or proposes to obtain during the twelve (12) months following the Debenture Closing Date and the Agent shall have the right of first refusal to provide any such financing on the terms set out in the notice delivered to the Agent. The Agent may exercise the right of first refusal within fifteen (15) days following the receipt of the notice by notifying the Company that it will provide such financing on the terms set out in the notice. If the Agent fails to give notice within the fifteen (15) days that it will provide such financing upon the terms set out in the notice, the Company may then make other arrangements to obtain such financing from another source on the same terms or on terms no less favourable to the Company. The right of first refusal does not terminate if, after receipt of any notice from the Company under this section, the Agent fails to exercise or waives the right. For purposes of this section, "equity financing" includes a debt financing where such debt is capable of being converted into equity securities of the Company.

9.           CLOSING

9.1 The purchase and sale of the Units (the "Unit Closing") and the Debentures (the "Debenture Closing") shall be completed at the offices of Borden Ladner Gervais, 1200 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia at 10:00 a.m. (the "Time of Closing") on February 1, 2002 (the "Unit

Closing Date") and March 20, 2002 (the "Debenture Closing Date") respectively, or at such other time or on such other date or dates as the Company and the Agent may agree upon.

9.2          At the Unit Closing:

     (a) the Agent, on behalf of the Purchasers, will deliver to the Company a bank draft or certified cheque or evidence of wire transfer satisfactory to the Company representing the aggregate subscription price for the Units subscribed for (less the Agent's expenses and any other amounts owing to the Agent);

     (b)     the Company shall deliver to the Agent:

             (i) the certificates representing the number of Shares and Warrants subscribed for under the Subscription Agreements;

             (ii) the certificates representing the Shares and Warrants to be issued to the Agent in payment of the Agent's Commission;

             (iii) copies of approvals and other documents as may have been reasonably requested by the Agent on behalf of the Purchasers in connection with the Offerings;

             (iv) photocopies of the Subscription Agreements confirming the execution thereof by the Company; and

             (v) such further documentation as may be contemplated herein or as counsel to the Agent or the applicable regulatory authorities may reasonably require.

9.3          At the Debenture Closing

     (a) the Agent, on behalf of the Purchasers, will deliver to the Company a bank draft or certified cheque or evidence of wire transfer satisfactory to the Company representing the aggregate subscription price for the Debentures subscribed for (less the Agent's expenses and any other amounts owing to the Agent);

     (b)     the Company shall deliver to the Agent:

             (i) the certificates representing the number of Debentures subscribed for under the Subscription Agreements;

             (ii) the certificates representing the Units to be issued to the Agent in payment of the Agent's Commission;

             (iii) the requisite legal opinions and certificate as contemplated in section 7.4 hereof;

             (iv) copies of approvals and other documents as may have been reasonably requested by the Agent on behalf of the Purchasers in connection with the Offerings;

             (v) photocopies of the Subscription Agreements confirming the execution thereof by the Company; and

             (vi) such further documentation as may be contemplated herein or as counsel to the Agent or the applicable regulatory authorities may reasonably require.

10.          EXPENSES

10.1 Whether or not the Closings occur, the Company shall pay all reasonable costs, fees and expenses of or incidental to the performance of the obligations under this Agreement including, without limitation:

     (a) the cost of preparing and printing this Agreement and the Subscription Agreement, such costs to be included in the cap in (e) in so far as they relate to Agent's counsel;

     (b)     the cost of printing the certificates for the Securities;

     (c) the cost of registration, countersignature and delivery of the Securities;

     (d) the cost of preparing, printing and filing all securities filings required in connection with the Offerings;

     (e) the fees and expenses of the Company's auditors, counsel and any local counsel;

     (f) the reasonable fees of the Agent's counsel not to exceed Cdn$50,000 (not including disbursements or taxes); and

     (g) the Agent's reasonable out-of-pocket expenses (including marketing expenses).

10.2         Any amounts payable to the Agent pursuant to the provisions of section 10 hereof shall be paid by the Company from time to time upon receiving an invoice therefor from the Agent.

11.          INDEMNITIES

11.1 The Company hereby covenants and agrees to protect, indemnify and hold harmless the Agent and its directors, officers, employees, solicitors and agents (the Agent and its directors, officers, employees, solicitors and agents being individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against all losses, claims, costs, damages or liabilities which they may suffer or incur caused by or arising directly or indirectly by reason of:

     (a) any information or statement (except any information or statement relating solely to and supplied by the Agent) contained in the Public Record being or being alleged to be a misrepresentation;

     (b) the omission or alleged omission to state in the Public Record a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which it was made (except the omission to state a material fact relating solely to the Agent);

     (c) the Company not complying with any requirement of any securities legislation or regulatory requirements in connection with the Offerings;

     (d) any order made or any inquiry, investigation or proceeding commenced or threatened by any regulatory authority based upon an allegation that any untrue statement or alleged omission or any misrepresentation or alleged misrepresentation in the Public Record exists (except information and statements relating solely to the Agent) which prevents or restricts the trading in or distribution of the Securities;

     (e) the Company's failure to comply with any of its obligations hereunder including any breach of or default under any representation, warranty, covenant or agreement of the Company in any of this Agreement or the Subscription Agreement or any other document to be delivered pursuant thereto; or

     (f) any untrue statements in or omissions from any public disclosure documentation supplied by the Company and relied upon by the Agent in the performance of its duties.

11.2 If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Company pursuant to the provisions hereof, or if any potential claim contemplated by this section shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Company in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Company's liability under this paragraph unless such delay has prejudiced the defense to such claim). The Company shall assume the defense thereof at its expense, provided, however that the defense shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expense of such counsel shall be borne by the Company if:

     (a) the Indemnified Party has been advised by counsel, acting reasonably, that representation of the Company and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or

     (b) the Company has failed within a reasonable time after receipt of such written notice to assume the defense of such action or claim.

11.3 It is understood and agreed that neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this section obtained by the Indemnified Party from any other person.

11.4 To the extent that any Indemnified Party is not a party to this Agreement, the Agent shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

The Company hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to indemnification hereunder is brought against the Agent or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement.

12.          CONTRIBUTION

12.1         In the event that, for any reason, the indemnity provided for in section 11 hereof is illegal or unenforceable, the Agent and the Company shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for in section 11 such that the Agent shall be responsible for that portion represented by the percentage that the Agent's Commission bears to the gross proceeds from the Offering and the Company shall be responsible for the balance. Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this contribution agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section. The right to contribution provided in this section shall be in addition to, and not in derogation of, any other right to contribution which the Agent may have by statute or otherwise by law.


13.          TERMINATION RIGHTS

13.1 The Agent shall be entitled, at its option, to terminate all of its obligations under this Agreement, and the obligations of any person from whom the Agent has solicited an order to purchase the Units or Debentures that has executed a Subscription Agreement, by notice to that effect delivered to the Company at any time prior to the Time of Closing in the event that:

     (a) there shall occur or come into effect any event, condition or circumstance which constitutes a material change financial or otherwise (actual, proposed or prospective) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects, condition or capital of the Company which would reasonably be expected to have a significant adverse effect on the business of the Company or the market price or value of the Units or the Debentures;

     (b) the Agent is of the sole opinion that the Units or the Debentures cannot be profitably marketed;

     (c) there is an enquiry or investigation (whether formal or informal) by any securities regulatory authority in relation to the Company or any one of the Company's directors or officers which in the opinion of the Agent seriously affects or may seriously affect the Offerings;

     (d) any order to cease trading in the securities of the Company is made by a securities regulatory authority and that order is still in effect;

     (e) the Agent determines that any of the representations or warranties made by the Company herein, is or has become false in any material respect;

     (f) there should develop, occur or come into effect any catastrophe of national or international consequence or any action, governmental law or regulation, inquiry or other occurrence of any nature whatsoever which, in the opinion of the Agent, seriously affects or may seriously affect the financial markets or the business of the Company; or

     (g) the Agent is not satisfied with the results of its due diligence investigations.

13.2 If the Agent terminates this Agreement pursuant to this section 13, there shall be no further liability on the part of the Agent or the Purchasers. The right of the Agent to terminate its obligations under this Agreement is in addition to such other remedies as it may have or have in respect of any default, act or failure to act of the Company in respect of any of the matters contemplated by this Agreement.

14.          BREACH OF AGREEMENT

14.1 Any breach of, or failure by the Company to comply with, any term or condition of this Agreement shall entitle the Agent, on behalf of the Purchasers of the Units or the Debentures, to terminate their obligations to purchase the Units by notice to that effect given to the Company prior to the Time of Closing. If the Agent terminates this Agreement pursuant to this section 14, there shall be no further liability on the part of the Agent or the Purchasers. The Agent may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by the Agent in order to be binding upon it.

15.          GARNISHING ORDERS

15.1 If at any time, up to and including the Time of Closing, the Agent receives a garnishing order or other form of attachment purporting to attach or garnish a part or all of the subscription price of the Units, the Agent may pay the amount purportedly attached or garnished into court.

15.2 Any payment by the Agent into court contemplated in this Agreement is deemed to have been received by the Company as payment by the Agent against the subscription price of the Units or Debentures to the extent of the amount paid, and the Company is bound to issue and deliver the Units or Debentures proportionately to the amount paid by the Agent.

15.3 The Agent is not bound to ascertain the validity of any garnishing order or attachment, or whether in fact it attaches any monies held by the Agent, and the Agent may act with impunity in replying to any garnishing order or attachment.

15.4 The Company will release, indemnify and save harmless the Agent in respect of all damages, costs, expenses or liability arising from any acts of the Agent under this section.

16.          NOTICES

16.1 Any notice under this Agreement shall be given in writing and either delivered or telecopied to the party to receive such notice at the address or telecopy numbers indicated below:

             to the Company:

             Vista Gold Corp.
             Suite 5, 7961 Shaffer Parkway
             Littleton, Colorado, USA 80127

             Attention:  Ronald J. McGregor
             Telefax:    (720) 981-1186

             with a copy to the Company's counsel:

             Borden Ladner Gervais
             1200 Waterfront Centre
             200 Burrard Street
             P.O. Box 48600
             Vancouver, B.C. V7X 1T2

             Attention:  William F. Sirett
             Telefax:    (604) 640-4213

             to the Agent:

             Global Resource Investments Ltd.
             7770 El Camino Real.
             Carlsbad, California
             92009

             Attention:  Keith Presnell
             Telefax:    (760) 943-3935
             with a copy to the Agent's counsel:

             Anfield Sujir Kennedy & Durno
             Suite 1600 - 609 Granville Street
             Vancouver, British Columbia
             V7Y 1C3

             Attention:  Jay Sujir
             Telefax:    (604) 669-3877

or such other address or telecopy number as such party may hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery; if such notice is telecopied (with receipt confirmed), it shall be effective on the business day following the date such notice is telecopied.

17.          SURVIVAL

17.1 All representations, warranties, and agreements of the Company contained herein or contained in any document submitted pursuant to this Agreement or in connection with the purchase of the Units or Debentures shall survive the purchase of the Units or Debentures by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition of the Shares or Warrant Shares or the exercise of the Warrants or Debenture Warrants for a period of five (5) years from the Closing Date.

18.          TIME OF THE ESSENCE


18.1         Time shall, in all respects, be of the essence hereof.

19.          HEADINGS

19.1 The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

20.          SINGULAR AND PLURAL, ETC.

20.1 Where the context so requires, words importing the singular number include plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

21.          SEVERABILITY

21.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

22.          GOVERNING LAW

22.1 This Agreement shall be governed by and construed in accordance with the laws of British Columbia.

23.          SUCCESSORS AND ASSIGNS

23.1 The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Agent and its respective successors and permitted assigns, provided that, except as herein provided, this Agreement shall not be assignable by any party without the written consent of the others.

24.          FURTHER ASSURANCES

24.1 Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

25.          ENTIRE AGREEMENT

25.1 The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written.

26.          COUNTERPARTS

26.1 This Agreement may be executed in any number of counterparts all of which when taken together shall be deemed to be one and the same document and not withstanding their actual date of execution shall be deemed to be dated as of the date first above written.

27.          EFFECTIVE DATE

27.1 This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

If the above is in accordance with your understanding, please sign and return to the Agent a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Agent.


GLOBAL RESOURCE INVESTMENTS LTD.


Per:  /s/ KEITH PRESNELL          (CHIEF FINANCIAL OFFICER)
    --------------------------------------------------------

     Authorized Signatory

The above offer is hereby accepted and agreed to as of the date first above written.

VISTA GOLD CORP.



Per: /s/ RONALD J. MCGREGOR        (PRESIDENT AND CHIEF EXECUTIVE OFFICER)
     ----------------------------------------------------------------------

     Authorized Signatory